Exhibit (z)(5)


                           LIMITED POWER OF ATTORNEY
          WITH RESPECT TO CYPRESSTREE SENIOR FLOATING RATE FUND, INC.

  Know all men by these presents that Arthur S. Loring, whose signature appears below, hereby constitutes and appoints Jeffrey S. Garner and John I. Fitzgerald, and each of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto for CYPRESSTREE SENIOR FLOATING RATE FUND, INC., and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.




                                                Arthur S. Loring
                                                Director
                                                CypressTree Senior Floating
                                                Rate Fund, Inc.

                                                April 1, 1999